UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2017

Apollo Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9 West 57th Street,
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)
(212) 515-3450
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Annual Meeting:
On August 3, 2017, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the “SEC”) on June 19, 2017. As of June 9, 2017, the record date, 219,694,654 shares of common stock were eligible to vote.
Proposal 1: The Company’s stockholders elected three Class I Directors of the Company, who will each serve for a term of three years, or until his or her successor is duly elected and qualified, as follows:

Name of Director	FOR	WITHHELD	Broker Non-Vote
Jeanette W. Loeb	66,378,751	61,928,691	67,379,062
Frank C. Puleo	66,377,139	61,930,303	67,379,062
Carl Spielvogel	66,087,585	62,219,857	67,379,062
Proposal 2: The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending March 31, 2018, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
191,568,345	2,626,167	1,491,992	Not applicable

Item 8.01	Other Events

On August 4, 2017, Apollo Investment Corporation issued a press release. A copy of the Registrant's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit
99.1	Press Release, dated August 4, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Chief Legal Officer and Secretary
Date: August 4, 2017